Exhibit 10.12

Platinum Underwriters Reinsurance, Inc.
Executive Retirement Savings Plan

Effective: January 1, 2011

Table of Contents

ARTICLE I INTRODUCTION		1

1.1	Introduction and Purpose	1

ARTICLE II DEFINITIONS		2

2.1	Account(s)	2
2.2	Affiliated Company	2
2.3	Benefit Distribution Date	2
2.4	Board of Directors	2
2.5	Change in Control	2
2.6	Code	3
2.7	Committee	3
2.8	Company	3
2.9	Compensation	3
2.10	Disability	3
2.11	Discretionary Employer Account	3
2.12	Discretionary Employer Credits	4
2.13	Effective Date	4
2.14	Eligible Employee	4
2.15	ERISA	4
2.16	Investment Funds	4
2.17	Matching Contribution Account	4
2.18	Matching Contribution Credits	4
2.19	Participant	4
2.20	Plan	4
2.21	Plan Year	4
2.22	Qualified Plan	4
2.23	Retirement Date	5
2.24	Separation from Service	5
2.25	Specified Employee	5
2.26	Sponsor	7
2.27	Valuation Date	7
2.28	Written or "in Writing"	7
2.29	Years of Service	7

ARTICLE III ELIGIBILITY AND PARTICIPATION		8

3.1	Eligibility to Participate	8
3.2	Change in Status as Eligible Employee	8
3.3	Cessation of Participation	8

ARTICLE IV EMPLOYER CREDITS		9

4.1	Establishment of Participant Accounts	9
4.2	Matching Contribution Credits	9
4.3	Discretionary Employer Contributions	9
4.4	Employee Deferral Elections	9
4.5	Credits for Investment Earnings and Debits for Investment Losses	9

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ARTICLE V VESTING		11

5.1	Vesting of Matching Contribution Account	11
5.2	Vesting of Discretionary Employer Account	11
5.3	Accelerated Vesting	11
5.4	Forfeiture of Non-vested Accounts	11

ARTICLE VI PAYMENT OF BENEFITS		12

6.1	Distributions of Benefits.	12
6.2	Time and Form of Distributions	12
6.3	Distributions to Specified Employees.	12
6.4	Permitted Acceleration of Payment	12
6.5	Payment For Unforeseeable Emergency	12
6.6	Payment of Disability Benefits	13
6.7	Payment of Death Benefits	13
6.8	In-service Withdrawals and Distributions	13
6.9	Change of Control	13
6.10	Valuation of Distributions	13
6.11	Timing of Distributions	13

ARTICLE VII AMENDMENT AND TERMINATION OF PLAN		14

7.1	Amendments Generally	14
7.2	Right to Terminate	14

ARTICLE VIII MISCELLANEOUS		15

8.1	Unfunded Plan	15
8.2	Nonguarantee of Employment	15
8.3	Nonalienation of Benefits	15
8.4	Taxes and Withholding	15
8.5	Applicable Law	15
8.6	Headings and Subheadings	15
8.7	Severability	15
8.8	Expenses	15
8.9	Facility of Payment	16
8.10	USERRA	16

ARTICLE IX ADMINISTRATION OF THE PLAN		17

9.1	Powers and Duties of the Committee	17
9.2	Claims Procedure	17

Addendum I		19

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ARTICLE I INTRODUCTION

1.1           Introduction and Purpose

The Platinum Underwriters Reinsurance, Inc. Executive Retirement Savings Plan (the “Plan”) has been established by Platinum Underwriters Reinsurance, Inc. (the “Sponsor”) for the purpose of providing deferred compensation for a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Sponsor and certain affiliates (collectively, the “Company”).  This Plan is intended to enhance the long-term performance and retention of such management or highly compensated employees selected to participate in this Plan.

The Plan is intended to constitute a non-qualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 as amended from time to time (“ERISA”).  Further, this Plan is intended to comply with Code Section 409A and is to be construed in accordance Code Section 409A, the Code Section 409A Regulations, and such additional regulatory and/or other guidance as may be issued by the Internal Revenue Service (“IRS”) or the U.S. Department of Treasury (“Treasury”) from time to time with respect to Code Section 409A.

Without affecting the validity of any other provision of the Plan, to the extent that any Plan provision does not meet the requirements of Code Section 409A and the Code Section 409A Regulations (including modifications and amendments thereto), the Plan shall be construed and administered as necessary to comply with such requirements until this Plan is appropriately amended to comply with such requirements.

The Plan was initially effective December 1, 2003 and was subsequently restated effective December 1, 2008.  The Plan, as herein restated, governs all credits and benefits provided for under the Plan, without regard to whether such credits accrued before January 1, 2005.  The Plan is now amended and restated effective January 1, 2011.  All credits in this Plan shall be subject to Code Section 409A, and the Code Section 409A Regulations.

This Plan shall function solely as a “top-hat” plan within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.  As such, this Plan is subject to limited ERISA reporting and disclosure requirements, and is exempt from all other ERISA requirements.  Distributions required or contemplated by this Plan or actions required to be taken under this Plan shall not be construed as creating a trust of any kind or a fiduciary relationship between the Company and any Participant, any Participant’s designated beneficiary, or any other person.

This Plan is to be maintained according to the terms of this document and the Sponsor or its designee shall have the sole authority to construe, interpret and administer the Plan.

ARTICLE II DEFINITIONS

Wherever used in the Plan, the following terms have the meanings set forth below, unless otherwise expressly provided:

2.1          Account(s)

Account(s) means the separate account established for recordkeeping purposes only for each Participant comprised of the Matching Contribution Account and the Discretionary Employer Account as further described in Article IV of the Plan.

2.2          Affiliated Company

Affiliated Company means (i) the Sponsor, (ii) any other corporation which is a member of the controlled group of corporations which includes the Company, provided that in applying Code Section 1563(a)(1), (2), and (3) for purposes of determining a controlled group of corporations under Code Section 414(b) and determining trades or businesses under common control for purposes of Code Section 414(c) 50 percent (50%) is substituted for 80 percent (80%) each time used, and (iii) any other entity in which the Company has a significant equity interest or owns a substantial capital or profits interest.

2.3          Benefit Distribution Date

Benefit Distribution Date means the distribution date as described in Section 6.2 of the Plan.

2.4          Board of Directors

Board of Directors means the Board of Directors of the Sponsor.

2.5          Change in Control

Change in Control means a change in ownership or control of the Company or one of the events described below.  Whether a Change in Control has occurred shall be objectively determinable and not subject to the discretion of the Committee, the Board of Directors or any other person.

(a)           Change in Ownership of the Company.  The acquisition by any person, entity or group of stock of the Company that, together with the stock already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided that if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person, entity or group shall not be considered to cause a change in ownership of the Company under this Section, or a change in effective control of the Company under subsection (b) below.  An increase in the percentage of stock owned by any person, entity or group, as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section.  This Section shall only apply when there is a transfer of Company stock (or issuance of Company stock) and stock of the Company remains outstanding after the transaction.

(b)           Change in Effective Control of the Company.  During any 12-month period, (i) the acquisition by any person, entity or group of stock of the Company that constitutes 30% or more of the total voting power of the stock of the Company, or (ii) a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors as constituted prior to the date of such appointment or election; provided that if any person, entity or group is considered to effectively control the Company within the meaning of this Section, the acquisition of additional control of the Company shall not be considered to cause a change in effective control of the Company under this Section, or a change ownership of the Company under subsection (a).

(c)           Change in Ownership of a Substantial Portion of the Company’s Assets.  During any 12-month period, the acquisition by any person, entity or group of assets of the Company that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition.  For purposes of this Section, “gross fair market value” means the value of the Company’s total assets or the value of the assets being disposed of, determined without regard to any associated liabilities.  Notwithstanding the foregoing, a Change in Control shall not occur under this Section where there is a transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, including:

(i)	a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)	a person, entity or group that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company; or

(iv)	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person, entity or group described above in subparagraph (3).

(d)           For purposes of Section 2.6, the following rules shall apply:

(i)
Persons or entities shall not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering.  However, persons or entities shall be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  If a person or entity owns stock of the Company and stock of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, such shareholder shall be considered to be acting as a group only with other shareholders of the Company prior to the transaction and not with respect to the shareholder’s ownership interest in the other corporation.

(ii)
Stock ownership shall be determined in accordance with Code Section 318(a).  Stock underlying a vested option shall be considered to be owned by the individual who holds the vested option (and stock underlying an unvested option shall not be considered to be owned by the individual who holds the unvested option).  For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined in Treas. Reg. sections 1.83-3(b) and (j)), the stock underlying the option shall not be treated as owned by the individual who holds the option.

2.6          Code

Code means the Internal Revenue Code of 1986, as amended.  Where reference is made to “Code Section 409A Regulations,” this is intended to refer to Treasury Regulation Sections 1.409A-1 through –6, as such regulations may be modified or amended by the Treasury from time to time.

2.7          Committee

Committee means the Investment Committee appointed by the Board of Directors of the Sponsor that will be responsible for the administration of the Plan pursuant to Article IX.

2.8          Company

Company means Platinum Underwriters Reinsurance, Inc., a Maryland corporation and wholly-owned indirect subsidiary of Platinum Underwriters Holdings, Ltd., a publicly traded company, and its affiliate, Platinum Administrative Services, Inc., a Delaware corporation

2.9          Compensation

Compensation means cash compensation as defined in the Qualified Plan maintained by the Company to the extent such compensation is in excess of the limit imposed under Code Section 401(a)(17).  In no event, however, shall a Participant’s compensation include, for purposes of the Plan, any item of compensation paid or distributed to the Participant after a period of deferral, whether under this Plan or any other program of deferred compensation maintained by the Company or any Affiliated Company.

2.10        Disability

A Participant shall be deemed to have a condition that constitutes a “Disability” if the Participant is “Disabled” under the rules set forth herein.  For this purpose, a Participant is Disabled if the Participant is determined to be totally disabled by the Social Security Administration.

The determination of whether a Participant is disabled may be made by any person, at the Committee’s discretion, including the administrator of a disability insurance program and the Committee itself.

2.11        Discretionary Employer Account

Discretionary Employer Account means the separate account established by the Committee for recordkeeping purposes only to track Discretionary Employer Credits in the name of each Participant in accordance with Section 4.1 of the Plan.

2.12        Discretionary Employer Credits

Discretionary Employer Credits means the amounts credited to a Participant’s Discretionary Employer Account in accordance with Section 4.3 of the Plan.

2.13        Effective Date

Effective Date means January 1, 2011, the date of the amendment and restatement of the Plan. The plan was originally effective December 1, 2003 and was subsequently restated effective December 1, 2008.

2.14        Eligible Employee

Eligible Employee means participants in the Qualified Plan with base salary in excess of the limit of Code Section 401(a)(17) for such Plan Year and who are employees of the Company and are approved by the Committee for entry into the Plan.

2.15        ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.16        Investment Funds

Investment Funds means one or more investment alternatives made available under the Plan by the Sponsor for designation by Participants under the Plan for purposes of determining investment earnings and losses.

2.17        Matching Contribution Account

Matching Contribution Account means the separate account established by the Committee for recordkeeping purposes only to track Matching Contribution Credits in the name of each Participant in accordance with Section 4.1 of the Plan.

2.18        Matching Contribution Credits

Matching Contribution Credits means the amounts credited to a Participant’s Matching Contribution Account in accordance with Section 4.2 of the Plan.

2.19        Participant

Participant means any present or former Eligible Employee who has become a Participant in the Plan in accordance with the provisions of Article III and who continues to have an Account balance under the Plan or whose beneficiary has such Account balance.

2.20        Plan

Plan means the Platinum Underwriters Reinsurance, Inc. Executive Retirement Savings Plan, as set forth in this document and as amended from time to time.

2.21        Plan Year

Plan Year means the calendar year, the twelve-month period beginning each January 1 and ending on December 31.

2.22        Qualified Plan

Qualified Plan means the Platinum Underwriters Reinsurance, Inc. Retirement Savings Plan.

2.23        Retirement Date

Retirement Date means the date upon which the Participant attains age 65.

2.24        Separation from Service

Separation from Service in general means a termination of an employee’s employment with his or her employer by reason of the employee’s death, retirement or otherwise.  However, for purposes of the Plan, an employee’s employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with the employer under an applicable statute or by contract.  For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the employee will return to perform services for the employer.  If the period of leave exceeds six months and the individual does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.  Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the employee to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence may be substituted for such six-month period.

Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the employer and employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the employee would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the employer if the employee has been providing services to the employer less than 36 months).  Facts and circumstances to be considered in making this determination include, but are not limited to, whether the employee continues to be treated as an employee for other purposes (such as continuation of salary and participation in employee benefit programs), whether similarly situated employees have been treated consistently, and whether the employee is permitted, and realistically available, to perform services for other employers in the same line of business.  An employee is presumed to have separated from service where the level of bona fide services performed decreases to a level equal to 20 percent or less of the average level of services performed by the employee during the immediately preceding 36-month period.  An employee will be presumed not to have separated from service where the level of bona fide services performed continues at a level that is 50 percent or more of the average level of service performed by the employee during the immediately preceding 36-month period. No presumption applies to a decrease in the level of bona fide services performed to a level that is more than 20 percent and less than 50 percent of the average level of bona fide services performed during the immediately preceding 36-month period.  The presumption is rebuttable by demonstrating that the employer and the employee reasonably anticipated that as of a certain date the level of bona fide services would be reduced permanently to a level less than or equal to 20 percent of the average level of bona fide services provided during the immediately preceding 36-month period or full period of services provided to the employer if the employee has been providing services to the employer for a period of less than 36 months (or that the level of bona fide services would not be so reduced).  For example, an employee may demonstrate that the employer and employee reasonably anticipated that the employee would cease providing services, but that, after the original cessation of services, business circumstances such as termination of the employee’s replacement caused the employee to return to employment.  Although the employee’s return to employment may cause the employee to be presumed to have continued in employment because the employee is providing services at a rate equal to the rate at which the employee was providing services before the termination of employment, the facts and circumstances in this case would demonstrate that at the time the employee originally ceased to provide services, the employee and the employer reasonably anticipated that the employee would not provide services in the future.

The definition of Separation from Service as set forth above shall be interpreted in a manner consistent with the applicable definition as set out in the Code Section 409A Regulations, including any modifications or amendments to such regulations.

2.25        Specified Employee

Specified Employee means an Eligible Employee who, as of the date of his or her Separation from Service, is a “key employee” of an employer, any stock of which is publicly traded on an established securities market or otherwise, as determined under the Code Section 409A Regulations.  For these purposes, an Eligible Employee is a “key employee” if he or she meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the Treasury Regulations thereunder and disregarding section 416(i)(5)) at any time during the 12-month period ending on a “specified employee identification date” (as hereinafter defined). If an Eligible Employee is a “key employee” as of a “specified employee identification date,” the Eligible Employee is treated as a “key employee” for purposes of this definition for the entire 12-month period beginning on the “specified employee effective date.”  Special rules for identifying Eligible Employees who are to be treated as Specified Employees are set out below.

For purposes of identifying a Specified Employee by applying the requirements of Code Section 416(i)(1)(A)(i), (ii), and (iii), the definition of compensation under Treasury Regulation Section 1.415(c)-2(a) is used, applied as if the Eligible Employee were not using any safe harbor provided in Treasury Regulation Section 1.415(c)-2(d), were not using any of the special timing rules provided in Treasury Regulation Section 1.415(c)-2(e), and were not using any of the special rules provided in Treasury Regulation Section 1.415(c)-2(g).  Notwithstanding the foregoing, the Sponsor of the Plan may elect to use any available definition of compensation under Code Section 415 and the Treasury Regulations thereunder in accordance with the election requirements set forth in Treasury Regulation Section 1.409A-1(i)(8), including any available safe harbor and any available election under the timing rules or special rules, provided that the definition is applied consistently to all employees of the Sponsor of the Plan for purposes of identifying Specified Employees.  The Sponsor of the Plan may elect to use such an alternative definition regardless of whether another definition of compensation is being used for purposes of a qualified plan sponsored by it.  However, once a list of Specified Employees has become effective, the Sponsor of the Plan cannot change the definition of compensation for purposes of identifying Specified Employees for the period with respect to which such list is effective.

“Specified employee identification date.”  Unless another date is designated in accordance with the requirements set forth in this paragraph and Treasury Regulation Section 1.409A-1 (i)(8), the “specified employee identification date” is December 31.  The Sponsor of the Plan may designate in accordance with the requirements of Treasury Regulation Section 1.409A-1(i)(8) any other date as the “specified employee identification date,” provided that the Sponsor of the Plan must use the same “specified employee identification date” with respect to all nonqualified deferred compensation plans, and any change to the “specified employee identification date” may not be effective for a period of at least 12 months.  The Sponsor of the Plan may designate a “specified employee identification date” in a separate document applicable to all its nonqualified deferred compensation plans, provided that the employer will not be treated as having designated a specified employee identification date before the designation is legally binding on the Sponsor of the Plan and all affected Eligible Employees. Any designation of a “specified employee identification date” made on or before December 31, 2007, may be applied to any separation from service occurring on or after January 1, 2005, unless and until subsequently changed pursuant to this paragraph.  If no election is made in this regard, the “specified employee identification date” will be December 31.

“Specified employee effective date.” Unless another date is designated in accordance with the requirements of this paragraph and Treasury Regulation Section 1.409A-1(i)(8), the “specified employee effective date” is the first day of the fourth month following the “specified employee identification date.”  The Sponsor of the Plan may designate in accordance with the requirements of Treasury Regulation Section 1.409A-1(i)(8) any date following the “specified employee identification date” as the “specified employee effective date,” provided that such date may not be later than the first day of the fourth month following the “specified employee identification date,” and provided further that the Sponsor of the Plan must use the same “specified employee effective date” with respect to all nonqualified deferred compensation plans, and any change to the “specified employee effective date” may not be effective for a period of at least 12 months.  The Sponsor of the Plan may designate a “specified employee effective date” using a separate document applicable to all plans, provided that the Sponsor of the Plan will not be treated as having designated a “specified employee effective date” on any date before the designation is legally binding on the Sponsor of the Plan and all affected Eligible Employees.  Any designation of a “specified employee effective date” made on or before December 31, 2007, may be applied to any Separation from Service occurring on or after January 1, 2005, unless and until subsequently changed pursuant to this paragraph.

The Sponsor of the Plan may adopt, in accordance with the requirements of Treasury Regulation Section 1.409A-1(i)(8), an alternative method to identify those Eligible Employee who will be subject to the six-month delay rule provided in Code Section 409A(a)(2)(B)(i), provided that the alternative method is reasonably designed to include all Specified Employees (determined without respect to any available elections), the alternative method is an objectively determinable standard providing no direct or indirect election to any employee regarding its application, and the alternative method results in either all employees or no more than 200 employees being identified in the class as of any date.  Use of such an alternative method will not be treated as a change in the time and form of payment for purposes of §1.409A-2(b) (the subsequent deferral rules), even if the employee is not a Specified Employee when the payment is delayed.

If as a result of a corporate transaction, two or more employers, more than one of which has stock outstanding that is publicly traded on an established securities market or otherwise immediately before the transaction, become one entity, any stock of which is publicly traded on an established securities market or otherwise immediately after the transaction (resulting public company), the resulting public company’s next “specified employee identification date” and “specified employee effective date” following the corporate transaction are the “specified employee identification date” and “specified employee effective date” that the acquiring employer would have been required to use absent such transaction.  For this purpose, in the case of a corporate merger, the acquiring employer is the employer that included the surviving corporation in such merger, in the case of an acquisition by a corporation of the stock of another corporation, the acquiring employer is the employer that included the corporation that acquired such stock, and in all other cases, the surviving company is determined on the basis of all of the facts and circumstances.  For the period between the transaction and the next “specified employee effective date,” the list of Specified Employees of the resulting public company is determined by combining the lists of Specified Employees of all employers participating in the transaction that were in effect at the date of the corporate transaction, ranking such Specified Employees in order of the amount of compensation used to determine each Specified Employee’s status as a Specified Employee, and treating the top 50 of such Specified Employees, plus any employees described in Code Section 416(i)(1)(ii) or 416(i)(1)(iii) and the Treasury Regulations thereunder (relating to 1-percent and 5-percent owners) who are not included in such top 50 Specified Employees, as Specified Employees for the period between the corporate transaction and the next “specified employee effective date.”  Alternatively, the resulting public company may elect in accordance with the requirements of Treasury Regulation Section 1.409A-1(i)(8) to use any reasonable method to determine the Specified Employees of the resulting public company, including the use of an alternative method of compliance described above, provided that such method is adopted no later than 90 days after the corporate transaction and applied prospectively from the date the method is adopted.

If as part of a corporate transaction an employer that does not have outstanding stock that is publicly traded on an established securities market or otherwise immediately before the transaction (initial private company), and an employer with stock outstanding that is publicly traded on an established securities market or otherwise immediately before the transaction (initial public company), become a single employer having stock that is publicly traded on an established securities market or otherwise immediately after the transaction (resulting public company), the resulting public company’s next “specified employee identification date” and “specified employee effective date” following the corporate transaction are the “specified employee identification date” and “specified employee effective date” that the initial public company would have been required to use absent such transaction.  For the period after the date of the corporate transaction and before the next “specified employee effective date,” the Specified Employees of the initial public company immediately before the transaction continue to be the Specified Employees of the resulting public company, and no Eligible Employees of the initial private company are required to be treated as Specified Employees.

If as part of a corporate transaction, an employer with stock outstanding that is publicly traded on an established securities market or otherwise immediately before the transaction (initial public company), becomes two or more separate companies, each with stock outstanding that is publicly traded on an established securities market or otherwise immediately after the transaction (post-transaction public companies), the next “specified employee identification date” of each of the post-transaction public companies is the specified employee identification date that the initial public company would have been required to use absent such transaction.  For the period after the date of the corporate transaction and before the next “specified employee effective date,” the Specified Employees of the initial public company immediately before the transaction continue to be the Specified Employees of the post-transaction public companies.

If as part of an initial public offering or corporate transaction not described above, an employer with no outstanding stock that is publicly traded on an established securities market or otherwise immediately before such offering or other transaction (initial private employer), becomes one or more employers with stock outstanding that is publicly traded on an established securities market or otherwise immediately after such offering or other transaction (post-transaction public company), each post transaction public company has a “specified employee identification date” of December 31 and a “specified employee effective date” of April 1, effective retroactively to the December 31 and April 1 next preceding the offering or other transaction for purposes of identifying the Specified Employees between the corporate transaction and the next December 31. Alternatively, a post-transaction public company may elect in accordance with the requirements of Treasury Regulation Section 1.409A-1(i)(8), a “specified employee identification date” and “specified employee effective date” on or before the date of the offering or other transaction.  If a public company makes such an election, for the period after the offering or other transaction and before the next “specified employee effective date,” the Specified Employees of the post-transaction public company consist of the Eligible Employees that at the time of the offering or other transaction would have been classified as Specified Employees of the initial private company, had the initial private company elected the same “specified employee identification date” and “specified employee effective date” as selected by the post-transaction public company, and had such initial private company had stock publicly traded on an established securities market or otherwise as of the “specified employee identification date” preceding the transaction.

For purposes of the rules regarding corporate transactions, references to Specified Employees as of a corporate transaction or offering include any Specified Employees identified through the use of an alternative method described above, where the use of such alternative method was established and effective at the time of the corporate transaction or offering.

For purposes of determining whether an employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the Treasury Regulations thereunder and disregarding section 416(i)(5)), and therefore is a key employee, the incorporation of the rules of Treasury Regulation Section 1.415(c)-2(g)(5) regarding the definition of compensation applies.  Accordingly, the rule of Treasury Regulation Section 1.415(c)-2(g)(5)(i), generally requiring the treatment as compensation of certain compensation excludible from an employee’s gross income due to the location of the services or the identity of the employer, applies.  In addition, a Sponsor of the Plan may elect in accordance with Treasury Regulation Section 1.409A-1(i)(8) to apply the rule of Treasury Regulation Section 1.415(c)-2(g)(5)(ii) to not treat as compensation certain compensation excludible from an employee’s gross income on account of the location of the services or the identity of the employer that is not effectively connected with the conduct of a trade or business within the United States.  An employer may elect to apply the rule of Treasury Regulation Section 1.415-2(g)(5)(ii) regardless of whether the employer has elected to apply the rule to a qualified plan Sponsored by the employer; however, once a list of Specified Employees has become effective, any election of the rule for that period may not be changed.

The elections described above are effective only as of the date that all necessary corporate action has been taken to make such elections binding for purposes of all affected nonqualified deferred compensation plans in which the employees of the employer that would become a Specified Employee due to the application of such election participate.  Where a taxpayer attempts to make such an election but such election is not binding on all the affected nonqualified deferred compensation plans and applied consistently to all such employees, the election is not effective and the rule regarding “specified employee identification date” and “specified employee effective date” that would apply absent an election is applicable for identifying Specified Employees.

The above definition of Specified Employee and the additional rules regarding how Specified Employees may be identified are intended to comply with the Code Section 409A Regulations and are deemed modified to the extent necessary to comply with the Code Section 409A Regulations, including any modifications that may be made to those regulations.  If the Sponsor of the Plan makes no special elections regarding the identification of Specified Employees, the general rule that treats all Eligible Employees who are “key employees” of the Sponsor of the Plan pursuant to Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the Treasury Regulations thereunder and disregarding Code Section 416(i)(5)) shall apply without modification.

2.26        Sponsor

Sponsor means Platinum Underwriters Reinsurance, Inc.

2.27        Valuation Date

Valuation Date means each day the New York Stock Exchange is open for trading.

2.28        Written or “in Writing”

Written or in Writing means, with respect to any documentation of an election or other action by a Participant or by the Committee, that such documentation be either in paper or, as permitted by the Committee, in electronic form; provided, however, that such documentation must be adequate to establish a right that is enforceable under applicable law.

2.29        Years of Service

Years of Service means with respect to any Participant or inactive Participant, the number of whole years of his or her periods of service, as determined based on the elapsed time method, with the Employer or any related employers.  A Participant or inactive Participant will receive credit for the aggregate of all time periods commencing with his or her employment commencement date.  A Participant will also receive credit for any period of severance of less than 12 consecutive months.

ARTICLE III ELIGIBILITY AND PARTICIPATION

3.1           Eligibility to Participate

Any Eligible Employee eligible to participate in the Plan on December 31, 2010 is eligible to participate in the Plan on January 1, 2011, provided such employee continues to be an Eligible Employee on or after January 1, 2011.  Employees satisfying the eligibility requirements after the Effective Date shall enter the Plan immediately following becoming members of the eligible class.

3.2          Change in Status as Eligible Employee

The Committee shall have complete discretion to exclude one or more individuals from Participant status for one or more Plan Years as the Committee deems appropriate.

3.3          Cessation of Participation

A Participant shall cease active participation in the Plan upon the occurrence of his or her Separation from Service, death or Disability.

ARTICLE IV EMPLOYER CREDITS

4.1           Establishment of Participant Accounts

The Company shall establish and maintain on its books and records an Account with several subaccounts in the name of each Participant to record:

(a)	amounts of Matching Contribution Credits on the Participant’s behalf pursuant to Section 4.2 of the Plan;

(b)	amounts of Discretionary Employer Credits on the Participant’s behalf pursuant to Section 4.3 of the Plan

(c)	credits or debits for investment earnings or losses pursuant to Section 4.5 of the Plan; and

(d)	payments of benefits to the Participant or the Participant’s beneficiary pursuant to Article VI of the Plan.

4.2           Matching Contribution Credits

For each Participant who has made Qualified Plan deferrals of the maximum permitted under Code section 402(g), or the maximum permitted under the Qualified Plan, the Company shall credit the Matching Contribution Account with credits in an amount equal to (a) minus (b) below:

(a)
The matching contributions that the Participant would have received under the Qualified Plan on the sum of the Participant’s Qualified Plan deferrals, determined as though no limits otherwise imposed by the tax law applied to such Qualified Plan match.

(b)	The Qualified Plan match actually made to such participant under the Qualified Plan for the applicable Plan Year.

In no event will the Matching Contribution Credit exceed 4% of the Participant’s Compensation in excess of the limit imposed under Code Section 401(a)(17) unless otherwise approved by the Company.

The Company shall credit the Matching Contribution Credits to the Participant’s Matching Contribution Account as soon as administratively practical following the applicable calendar quarter.

4.3           Discretionary Employer Contributions

The Company may determine, in its sole discretion, from time to time, an applicable Discretionary Employer Credit to be applied to the Discretionary Employer Accounts of select Participants.  The Committee shall determine the time and manner for crediting the Discretionary Employer Credits to the Participant’s Discretionary Employer Account.

4.4           Employee Deferral Elections

Employee deferrals of Compensation are not permitted under the terms of the Plan.

4.5           Credits for Investment Earnings and Debits for Investment Losses

(a)	All amounts credited to a Participant’s Account shall be credited with amounts of investment earnings or debited with amounts of investment losses that correspond to the total investment return earned by the Investment Fund or combination of Investment Funds designated in advance by the Participant for these purposes.

(b)
The designation of one or more Investment Funds by a Participant under this Section 4.5 of the Plan shall be used solely to measure the amounts of investment earnings or losses that will be credited or debited to the Participant’s Account on the Company’s books and records, and the Company shall not be required under the Plan to establish any account in the Investment Funds or to purchase any Investment Fund shares on the Participant’s behalf.

(c)	The designation by a Participant of any Investment Funds under this Section 4.5 of the Plan shall be made in accordance with rules and procedures established by the Committee.

(d)	The Investment Funds are valued each day the New York Stock Exchange is open for trading.

(e)
A Participant may elect to revise the investment options with respect to existing Account allocations or future contributions at any time (subject to any Investment Fund limitation) by notification to the Committee in the prescribed manner. The Committee, however, retains the right to review and restrict transfer rights at any time.

(f)
If a Participant fails to make a proper designation, then his or her Accounts shall be deemed to be invested in the Investment Fund(s) designated by the Committee from time to time for this purpose at the Committee’s discretion.  Such investment option can be changed by the Committee from time to time at the Committee’s discretion.

ARTICLE V VESTING

5.1          Vesting of Matching Contribution Account

A Participant shall be vested in the amounts credited to his or her Matching Contribution Account as set forth below:

Vesting Percentage	Years of Service
0%	0
0%	1
100%	2

5.2          Vesting of Discretionary Employer Account

A Participant shall be vested in the amounts credited to his or her Discretionary Employer Account as set forth below:

Vesting Percentage	Years of Service
0%	0
0%	1
100%	2

5.3          Accelerated Vesting

Regardless of the Participant’s Years of Service, a Participant’s interest in his or her Accounts becomes fully (100%) vested upon his or her Retirement Date, date of death, if his or her Separation from Service has not previously occurred, upon the Committee’s determination that he or she is unable to continue to perform his or her regular duties on account of Disability, or upon a Change in Control.

5.4          Forfeiture of Non-vested Accounts

Once payments are to commence to a Participant, the portion of such Account not yet vested, if any, will be forfeited by the Participant.

ARTICLE VI PAYMENT OF BENEFITS

6.1           Distributions of Benefits

In general, a Participant shall receive payment of benefits in the form and manner as described in this Article VI.

6.2           Time and Form of Distributions

A Participant’s distribution of benefits shall always be made in the form of a lump sum payment as soon as practicable following the first to occur of the Participant’s Separation from Service or a Change in Control, except to the extent a delayed distribution is required pursuant to Section 6.3, below.

6.3           Distributions to Specified Employees.

Notwithstanding the foregoing, in the event that, as of the date a distribution is to be made on account of a Participant’s Separation from Service, as determined under the Code Section 409A Regulations, any distribution due hereunder to such Participant on account of his or her Separation from Service shall, if such Participant is determined to be a Specified Employee, not commence until after the six (6) month anniversary of such Participant’s Separation from Service.  Notwithstanding the foregoing, in the event a distribution is delayed by reason of this Section 6.3 and the affected Participant’s death occurs prior to commencement of such distribution, such distribution shall be made as soon as practicable following such Participant’s death.

6.4           Permitted Acceleration of Payment

Notwithstanding the timing provisions pursuant to Article VI of the Plan, the time of a payment shall be accelerated in the following circumstances (but only to the extent permitted under the Code Section 409A Regulations):

(a)
Payment shall be made to the extent necessary to comply with a domestic relations order (as defined in Code Section 414(p)(1)(B)) that meets the requirements of the Company’s domestic relations order procedures applicable to non-qualified plans, if such payment is made to an individual other than the Participant.

(b)
Payment shall be made to the extent necessary to comply with an ethics agreement with the Federal government or to the extent reasonably necessary to avoid the violation of an applicable federal, state, local, or foreign ethics law or conflicts of interest law (including where such payment is reasonably necessary to permit the Participant to participate in activities in the normal course of his or her position in which the Participant would otherwise not be able to participate under an applicable rule).

(c)
Payment of a Participant’s entire Account may be made in the form of a lump sum payment of amounts deferred under the Plan that do not exceed a specified amount, provided any action by the Company causing such lump sum payment to be made to a Participant is evidenced in Written form and executed by an authorized officer of the Company no later than the date such lump sum payment is made, and provided that that such lump sum payment results in the termination and liquidation of the entirety of the Participant’s Account under the Plan, and his or her deferred compensation benefits under all other agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Section 1.409A-1(c)(2) of the Code Section 409A Regulations; and provided further that the total payment to the Participant (under the Plan and all other arrangements treated as a single nonqualified deferred compensation plan) is not in excess of the applicable dollar amount under Code Section 402(g)(1)(B).

(d)
Payment is permitted to the extent necessary to satisfy any applicable federal, state and local income tax withholding and federal payroll withholding requirements pursuant to provisions of Code Section 409A and the regulations thereunder, related to benefits provided in the Plan.

(e)
Payment of a Participant’s entire Account shall be made in the event of the failure of the Plan (or failure of any other plan required to be aggregated with the Plan pursuant to regulations published under Code Section 409A) to meet the requirements of Code Section 409A.

6.5           Payment For Unforeseeable Emergency

A Participant who incurs an unforeseeable emergency may apply to the Committee for an immediate distribution from his or her vested Account in an amount necessary to satisfy such financial hardship and the tax liability attributable to such distribution, subject to the rules set forth below.

(a)
An unforeseeable emergency will be deemed to have occurred if the Participant undergoes a severe financial hardship resulting from an illness or accident of the Participant or his or her spouse, the Participant’s beneficiary, or his or her dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the employee.   In addition, the need to pay for the funeral expenses of a spouse, a beneficiary, or a dependent may also constitute an unforeseeable emergency.

(b)
A distribution on account of unforeseeable emergency may not be made to a Participant to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the plan, if applicable.

(c)
Distributions because of an unforeseeable emergency must be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution).  Determinations of amounts reasonably necessary to satisfy the emergency need must take into account any additional compensation that is available by reason of the cancellation of the Participant’s deferral election, if applicable, upon a payment due to an unforeseeable emergency, which cancellation shall be implemented to the extent permitted or required under the Code Section 409A Regulations, and to the extent required under the Plan.

6.6           Payment of Disability Benefits

If a Participant incurs a Disability, the entire value of his or her Account shall be distributed to the Participant in the form of a single lump sum.  Any distribution pursuant to this Section 6.6 will occur following the determination of the Disability as approved by the Committee.

6.7           Payment of Death Benefits

(a)
Each Participant shall designate a beneficiary on the proper beneficiary form as prescribed by the Committee to receive his or her Accounts in the event of death. If a Participant dies with a balance credited to his or her Accounts, such balance shall be paid to the applicable beneficiary or beneficiaries in a single lump sum.

(b)	Any distributions pursuant to this Section 6.7 will occur following the date of death and receipt by the Company of acceptable proof of the Participant’s death and approval by the Committee.

(c)
Notwithstanding the above, if no beneficiary designation is on file with the Company at the time of death of the Participant or such designation is not effective for any reason then the designated beneficiary to receive such benefits shall be as follows:

(1)	the Participant’s surviving spouse; or

(2)	if there is no surviving spouse, then to the Participant’s estate.

If a beneficiary dies before the Account is distributed, the Account shall be paid to the beneficiary’s estate.

All decisions made by the Committee in good faith and based upon affidavit or other evidence satisfactory to the Committee regarding questions of fact in the determination of the identity of such beneficiary(ies) shall be conclusive and binding upon all parties, and payment made in accordance therewith shall satisfy all liability hereunder.

6.8           In-service Withdrawals and Distributions

Except as provided in Section 6.5, in-service withdrawals and distributions of any kind shall not be permitted.

6.9           Change of Control

Following a Change of Control of the Company, the entire value of his or her Account shall be distributed to the Participant in the form of a single lump sum.  Any distribution pursuant to this Section 6.9 will occur following the determination of a Change of Control as approved by the Committee.  For purposes of this paragraph, a Change of Control shall be deemed to have occurred if, and only if, it is determined as of the relevant date that a “change in ownership or effective control” of the Company has occurred for purposes of Code Section 409A (taking into account applicable provisions of the Code Section 409A Regulations, as such may be modified from time to time, and taking into account also any other guidance as may be issued by the IRS or the Treasury regarding this definition).

6.10        Valuation of Distributions

The benefit amount of a Participant’s Account to be distributed pursuant to this Article VI shall be based on the value of such Account on any Valuation Date after instructions are received in good order by the Committee.

6.11         Timing of Distributions

Any distribution made in accordance with an event in this Article VI shall be made as soon as administratively feasible following the event, but no later than 90 days following the date the benefit is payable under this Article VI and no earlier than the 15th day of the month following the event that gives rise to the distribution.

ARTICLE VII  AMENDMENT AND TERMINATION OF PLAN

7.1           Amendments Generally

The Sponsor reserves the right to amend the Plan at any time. No amendment, however, may reduce the amount credited to Accounts at the time of the amendment’s adoption, except as may otherwise be required by law.  Without limiting the generality of the foregoing, the Committee may amend the Plan to impose such restrictions upon the timing, filing and effectiveness of Deferral Elections, if applicable, the investment procedures and investment alternatives available under the Plan and the distribution provisions of Article VI which the Committee deems appropriate or advisable in order to avoid the current income taxation of amounts deferred under the Plan which might otherwise occur as a result of changes to the tax laws and regulations governing deferred compensation arrangements such as the Plan and may also, in such event, cease further deferrals under the Plan.

7.2           Right to Terminate

The Sponsor may terminate the Plan at any time in whole or in part.

(a)
Except for such modifications, limitations or restrictions as may otherwise be required to avoid current income taxation or other adverse tax consequences as a result of changes to the tax laws and regulations applicable to the Plan, no such plan amendment or plan termination authorized by the Committee shall adversely affect the benefits accrued to date under the Plan or otherwise reduce the then outstanding balances credited to Accounts or otherwise adversely affect the distribution provisions in effect for those Accounts, and all amounts deferred prior to the date of any such plan amendment or termination shall, subject to the foregoing exception, continue to become due and payable in accordance with the distribution provisions of Article VI as in effect immediately prior to such amendment or termination.  Termination of the Plan shall not serve to reduce the amount credited to an Account at the time of termination.

(b)
Notwithstanding the above, the Sponsor may terminate the Plan and distribute the Participant’s credited Accounts in the form of a single lump sum. Such a Plan termination may occur only if the conditions set forth below are met, consistent with the requirements of Code Section 409A and the Code Section 409A Regulations:

(i)	The termination and liquidation does not occur proximate to a downturn in the financial health of the Company;

(ii)
The Company terminates and liquidates all agreements, methods, programs, and other arrangements sponsored by the Company that would be aggregated with the Plan under applicable provisions of the Code Section 409A Regulations assuming a Participant in the Plan also had deferrals credited under all such other agreements, methods, programs;

(iii)
No payments in liquidation of the plan are made within 12 months of the date the Sponsor takes all necessary action to irrevocably terminate and liquidate the Plan (other than amounts distributed under the terms of the Plan without regard to the action to terminate and liquidate the Plan);

(iv)	All payments in liquidation of the Plan are made within 24 months of the date the Sponsor takes all necessary action to irrevocably terminate and liquidate the Plan; and

(v)
The Sponsor does not adopt a new plan that would be aggregated with the Plan under applicable provisions of the Code Section 409A Regulations if assuming a Participant participated in both plans, at any time within three years following the date the Sponsor takes all necessary action to irrevocably terminate and liquidate the Plan.

ARTICLE VIII MISCELLANEOUS

8.1           Unfunded Plan

This Plan is an unfunded deferred compensation arrangement for Eligible Employees. While it is the intention of the Company that this Plan shall be unfunded for federal tax purposes and for purposes of Title I of ERISA, the Company may establish a grantor trust to satisfy part or all of its Plan payment obligations so long as the Plan remains unfunded for federal tax purposes and for purposes of Title I of ERISA. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee or other person. To the extent any person acquires a right to receive a payment from the Company under the Plan, such right shall be no greater than that of an unsecured general creditor of the Company.

8.2           Nonguarantee of Employment

Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any Participant with or without cause.

8.3           Nonalienation of Benefits

(a)
Except as provided in Section 6.4 or as may be required by law, benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, whether voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits under the Plan shall be void. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits under the Plan.

(b)
Notwithstanding Section 8.3(a) of the Plan, if a Participant is indebted to the Company at any time when payments are to be made by the Company to the Participant under the provisions of the Plan, the Company shall have the right to reduce the amount of payment to be made to the Participant (or the Participant’s beneficiary) to the extent of such indebtedness. Any election by the Company not to reduce such payment shall not constitute a waiver of its claim for such indebtedness.

8.4           Taxes and Withholding

For each Plan Year in which the Participant defers a portion of Compensation under this Plan, the Company or its delegate will withhold from the Participant’s non-deferred Compensation the Participant’s share of FICA and other employment taxes.

8.5           Applicable Law

To the extent not preempted by federal law, this Plan shall be construed and enforced in accordance with the laws of the state of New York.

8.6           Headings and Subheadings

Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions.

8.7           Severability

The invalidity and unenforceability of any particular provision of this plan shall not affect any other provision and the Plan shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

8.8           Expenses

In addition to the expenses and costs that may be charged against Participants’ Accounts pursuant to other provisions of the Plan, each Participant’s Account shall also be charged with its allocable share of all other costs and expenses incurred in the operation and administration of the Plan, except to the extent the Company elects in its sole discretion to pay all or a portion of those costs and expenses.

8.9           Facility of Payment

In the event the Committee determines, on the basis of medical reports or other evidence satisfactory to the Committee, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Sponsor may disburse such payments, or direct the trustee to disburse such payments, as applicable, to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient.  The receipt by such person or institution of any such payments shall be complete acquittance therefore, and any such payment to the extent thereof, shall discharge the liability of the trust for the payment of benefits hereunder to such recipient.

8.10         USERRA

Notwithstanding anything herein to the contrary, the Committee shall permit any Participant election and make any payments hereunder required by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, 38 USC 4301-4334.

ARTICLE IX ADMINISTRATION OF THE PLAN

9.1           Powers and Duties of the Committee

The Board of Directors, or its designee, shall appoint members of the Committee. The Committee will be responsible for the administration of the Plan. The Committee shall have full responsibility to represent the Company and the Participants in all things it may deem necessary for the proper administration of the Plan. Subject to the terms of the Plan, the decision of the Committee upon any question of fact, interpretation, definition or procedures relating to the administration of the Plan shall be conclusive. The responsibilities of the Committee shall include, but not be limited to, the following:

(a)	Verifying all procedures by which payments to Participants and their beneficiaries are authorized.

(b)	Deciding all questions relating to the eligibility of employees to become Participants in the Plan.

(c)	Interpreting the provisions of the Plan in all particulars.

(d)	Establishing and publishing rules and regulations for carrying out the Plan.

(e)	Preparing an individual record for each Participant in the Plan, which shall be available for examination by such Participant, or authorized persons.

(f)	Reviewing and answering any denied claim for benefits that has been appealed to the Committee under the provisions of this Article.

The Committee may delegate any or all of its responsibilities under the Plan to such individual(s) or entities selected by the Committee in its sole discretion.

9.2           Claims Procedure

(a)	Filing of Claim. Any Participant or beneficiary under the Plan may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan.

(b)
Notice of Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or beneficiary under the Plan (“claimant”), the claimant shall be given a written notification, including electronic communication, containing specific reasons for the denial or limitation of the benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of the benefit is based. In addition, it shall contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the claimant wishes to appeal the denial or limitation of benefit and submit a claim for review. This written notification shall be given to a claimant within 90 days after receipt of the claim by the Committee or 180 days if special circumstances require an extension of time for process of the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

If the claim concerns disability benefits under the Plan, the Committee shall notify the claimant in writing within 45 days after the claim was filed in order to deny it. If special circumstances require an extension of time to process the claim, the Committee shall notify the claimant before the end of the 45-day period that the claim may take up to 30 days longer to process. If special circumstances still prevent the resolution of the claim, the Committee may then only take up to another 30 days after giving the claimant notice before the end of the original 30-day extension. If the Committee gives the claimant notice that the claimant needs to provide additional information regarding the claim, the claimant must do so within 45 days of that notice.

(c)
Right of Review. In the event of a denial or limitation of the claimant’s benefit, the claimant or the claimant’s duly authorized representative shall be permitted to review pertinent documents free of charge upon request and to submit to the Committee issues and comments in writing. In addition, the claimant or the claimant’s duly authorized representative may make a written request for a full and fair review of the claim and its denial by the Committee; provided, however, that such written request must be received by the Committee within 60 days after receipt by the claimant of written notification of the denial or limitation of the claim. The 60-day requirement may be waived by the Committee in appropriate cases.

(d)
Decision on Review. A decision shall be rendered by the Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the claimant (prior to the expiration of the initial 60-day period) for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review. Any decision by the Committee shall be furnished to the claimant in writing and shall set forth the specific reasons for the decision and the specific plan provisions on which the decision is based.

If the initial claim was for Disability benefits under the Plan and the claim has been denied by the Committee, the claimant will have 180 days from the date the claimant received notice of the claim’s denial in which to appeal that decision. The review will be handled completely independently of the findings and decision made regarding the initial claim and will be processed by an individual who is not a subordinate of the individual who denied the initial claim. If the claim requires medical judgment, the individual handling the appeal will consult with a medical professional whom was not consulted regarding the initial claim and who is not a subordinate of anyone consulted regarding the initial claim and identify that medical professional to the claimant.   The Committee shall provide the claimant with written notification of a plan’s benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the adverse determinations, reference to the specific plan provisions on which the benefit determination is based, a statement that the claimant is entitled to receive, upon the claimant’s request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

EXECUTION OF DOCUMENT

Attest:	Platinum Underwriters Reinsurance, Inc.

/s/ Robert DeProspo	By: /s/ James M. Conway
VICE PRESIDENT	Senior Vice President
Date: February 4, 2011

Addendum I

Any participant in the Plan who is employed by Platinum Underwriters Holdings, Ltd. or Platinum Underwriters Bermuda, Ltd. and is a taxpayer in the United States of America (“U.S. Taxpayer”) shall not be eligible to participate in the Plan, and shall not be a participant in this Plan for any periods after December 31, 2008.

Furthermore, in accordance with IRC Section 457A, all amounts of deferred compensation under this Plan payable to a U.S. Taxpayer described above shall be includible in gross income by such U.S. Taxpayer no later than the last taxable year beginning before 2018.   Accounts shall be disbursed in the time and manner as directed by the Committee.